Exhibit 5.1

1550 Peachtree Street, N.W.

Atlanta, Georgia

30309

April 13, 2023

Board of Directors

Equifax Inc.

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

Ladies and Gentlemen:

I am Executive Vice President, Chief Legal Officer and Corporate Secretary of Equifax Inc., a Georgia corporation (the “Company”), in connection with its registration statement on Form S-4, as amended (the “Registration Statement”), initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) on March 6, 2023, relating to the proposed public offering of up to 3,023,013 shares of common stock, $1.25 par value per share (the “Common Shares”), in connection with the transactions contemplated by the merger agreement, dated as of February 9, 2023, by and among the Company, Boa Vista Serviços S.A., a corporation (sociedade anônima) incorporated under the laws of the Federative Republic of Brazil (“Boa Vista”), and Equifax do Brasil S.A., a privately held corporation (sociedade anônima de capital fechado) incorporated under the laws of the Federative Republic of Brazil and a wholly-owned subsidiary of the Company (the “Merger Agreement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, I, or attorneys in the legal department of the Company under my direction, have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed.

In rendering the opinion set forth below, I have assumed the genuineness of all signatures, the accuracy and completeness of all documents submitted to me, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to me as copies (including pdfs). I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of all parties thereto. As to questions of fact material to my opinion, I have relied upon certificates of officers of the Company and of public officials. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

I, or attorneys in the legal department of the Company under my direction, have also reviewed such questions of law as I have considered necessary and appropriate for the purposes of this opinion.

This opinion is limited in all respects to the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinion expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon, subject to and limited by the foregoing, I am of the opinion that, when the Registration Statement has become effective under the Act and upon the issuance and delivery of the Common Shares in exchange for the issued and outstanding common shares of Boa Vista in accordance with the terms of the Merger Agreement and the Registration Statement, the Common Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the filing by the Company of the Registration Statement and speaks as of the date hereof. I assume no obligation to advise of any changes in the foregoing subsequent to the delivery of this opinion letter.

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this opinion under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, I do not hereby admit that I am an “expert” within the meaning of the Act.

Very truly yours,

/s/ John J. Kelley III
John J. Kelley III
Corporate Vice President, Chief Legal Officer and Corporate Secretary